UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2024

Dynavax Technologies Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34207	33-0728374
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Powell Street, Suite 720
Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 510 848-5100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DVAX	Nasdaq Global Select Market
Preferred Share Purchase Rights	N/A	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On November 8, 2024, Dynavax Technologies Corporation (“Dynavax”) entered into an accelerated share repurchase (“ASR”) transaction under an agreement (the “ASR Agreement”) with Goldman Sachs & Co. LLC (“GS&Co.”), to repurchase an aggregate of $100.0 million (the “Repurchase Price”) of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The ASR transaction is being completed pursuant to a previously announced $200.0 million share repurchase program authorized by the Company’s Board of Directors.

Under the terms of the ASR Agreement, on November 12, 2024, Dynavax will pay the Repurchase Price and receive Common Stock with an aggregate value of 80% of the Repurchase Price based on the closing share price of the Common Stock on November 8, 2024. The total number of shares to be repurchased under the ASR Agreement will be based on volume-weighted average prices of the Common Stock during the term of the ASR transaction, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreement. Upon final settlement of the ASR transaction, Dynavax may be entitled to receive additional shares of Common Stock from GS&Co. or, under certain circumstances specified in the ASR Agreement, Dynavax may be required to deliver shares of Common Stock or make a cash payment, at its option, to GS&Co.

The ASR Agreement contains provisions customary for agreements of this type, including provisions for adjustments to the transaction terms, the circumstances generally under which the ASR transaction may be accelerated, extended or terminated early by GS&Co., and various acknowledgments, representations and warranties made by the parties to one another. The ASR transaction is scheduled to terminate in the first quarter of 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dynavax Technologies Corporation

Date: November 12, 2024	By:	/s/ Kelly MacDonald
Kelly MacDonald
Senior Vice President, CFO